CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Evergreen Fixed Income Trust:


We consent to the use of our reports dated August 10, 2001 for Evergreen Intermediate Term Bond Fund and Evergreen Short-Duration Income Fund, each a portfolio of Evergreen Fixed Income Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                        /s/ KPMG LLP

Boston, Massachusetts
October 26, 2001